Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Salient MF Trust:

We consent to the use of our report dated February 26, 2021, with respect to Salient MLP & Energy Infrastructure Fund and Salient Tactical Plus Fund, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
April 28, 2021